Exhibit 99.1

News Release

Weatherford Announces Fourth Quarter and Full Year 2019 Results

Houston, March 16, 2020 -- Weatherford International plc announced today its results for the fourth quarter and full year 2019.
Weatherford emerged from Chapter 11 bankruptcy protection pursuant to a prepackaged plan of reorganization on December 13, 2019 and eliminated $6.2 billion of debt as part of its financial restructuring. Upon emergence, Weatherford adopted fresh-start accounting which results in Weatherford becoming a new entity for accounting and financial reporting purposes. As required by GAAP, results for the year must be presented separately as the predecessor period from January 1, 2019 through December 13, 2019 (the “Predecessor” period) and the successor period from December 14, 2019 through December 31, 2019 (the “Successor” period). The results from these Predecessor and Successor periods are not comparable. Nevertheless, the Company has combined the results of the Predecessor and Successor periods as a non-GAAP measure (“combined” results) to compare to prior periods for discussion purposes herein, as we believe it provides the most meaningful basis to analyze our results.
On a GAAP basis, total revenues and net loss in the Successor period from December 14, 2019 to December 31, 2019 were $261 million and $26 million, respectively. Total revenues and net income in the Predecessor period from January 1, 2019 to December 13, 2019 were $5.0 billion and $3.7 billion, respectively. Total revenues and net income in the Predecessor period from October 1, 2019 to December 13, 2019 were $985 million and $5.3 billion, respectively. The Predecessor period includes a net reorganization gain of $5.4 billion from January 1, 2019 to December 13, 2019.
On a non-GAAP basis:

•	Full-year 2019 combined revenues of $5.2 billion declined 9% versus 2018 (3% decline excluding divestitures[1])

◦	International combined revenues declined 4% year-on-year (6% growth excluding divestitures)

◦	In North America, combined revenues declined 19% year-on-year (17% decline excluding divestitures)

•	Full-year 2019 combined adjusted EBITDA[2] of $567 million and associated margins of 11%

•	Fourth-quarter 2019 combined revenues of $1.2 billion declined 5% sequentially

◦	Sequential declines in combined revenues of 5% internationally and 7% in North America

•	Fourth-quarter 2019 combined adjusted EBITDA of $151 million and associated margins of 12%

•	Net debt of $1.4 billion[2] as of December 31, 2019 and no significant debt maturities until 2024

Mark A. McCollum, President and Chief Executive Officer, commented, “We are pleased to begin a new chapter for Weatherford, after completing a challenging journey that culminated with our financial restructuring. I would like to thank our stakeholders for their strong support over the past year, and, in particular, our employees for their hard work and dedication.
“Notably, we significantly reduced our debt levels and increased our liquidity position so that we are better positioned to execute against our strategic objectives going forward. Despite the successes achieved thus far in our operational improvement efforts, we are not satisfied with the current results. We are intently focused on continuing to improve our business and we believe meaningful opportunities remain longer term.
“The Company’s results for the fourth quarter and the full year were impacted by the challenges our industry faced in 2019. Activity reductions in North America and the impact of the economic crisis in Argentina drove unfavorable sequential top- and bottom-line performance during the fourth quarter.
“Combined fourth-quarter revenues in North America declined by 6% sequentially[1] and 24% year-on-year[1] as customers’ focus on financial returns and free cash flow generation resulted in budget exhaustion much earlier than we have seen previously. The impact was particularly negative for our business in Canada, where average rig counts declined 30% year-on-year.
“Our international revenues, which accounted for approximately 70% of total combined revenues in 2019, grew 6% year-on-year[1] and were bolstered by 10% growth[1] in the Middle East. As noted above, the economic crisis and associated activity reductions in Argentina negatively impacted our fourth-quarter results, where we experienced a steep decline in combined revenues.
“The Company’s combined adjusted EBITDA margins expanded by 350 basis points sequentially during the second half of the year due to a combination of favorable business mix and ongoing cost savings efforts. The improvement in business mix during the second half of the year was concentrated in the Eastern Hemisphere, and was driven by capital sales in Europe, increased drilling and production activity in Russia, and increased sales of Artificial Lift and Completions products in the Middle East.
“Recent developments have created significant uncertainty on the industry’s trajectory for 2020. The global impacts surrounding the COVID-19 pandemic, including operational and manufacturing disruptions, logistical constraints, and travel restrictions, are rapidly evolving and increasingly dynamic.
“Further, recent actions by certain members of OPEC and its partners have also disrupted the supply/demand equation, resulting in commodity price weakness and reductions to the capital spending plans of our customers. We were already taking a number of actions which were yielding improvements in our cost structure as we entered the year. However, given current market conditions, we are now implementing more aggressive actions to right-size our business, including further structural reductions in North America, adjustments to our manufacturing capacity, exiting unprofitable geographies, and lowering global support costs.
“Despite this challenging outlook, we are committed to improving our profitability and free cash flow in 2020. We are embedding a returns-focused mindset into our organization and this, alongside continued cost-reduction efforts and the non-recurrence of costs associated with our financial restructuring, will assist in achieving our profit and cash flow objectives.”
Notes:
[1] Excludes the impact of Land Drilling Rigs and the Surface Logging Systems and Labs divestitures completed in 2019.

[2] Net debt calculated as total short- and long-term debt less cash and cash equivalents and restricted cash. Net debt and adjusted EBITDA are a non-GAAP measure. Each measure is defined and reconciled to the most directly comparable GAAP measure in the tables below.

Operating Segments
Western Hemisphere

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Quarter	Quarter
	12/14/19 to	10/01/19 to	Combined	Ended	Ended
($ in Millions)	12/31/19	12/13/19	Results	09/30/19	12/31/18
Revenues:
North America	$68	$289	$357	$383	$485
Latin America	53	211	264	292	291
Total Revenues	$121	$500	$621	$675	$776

Adjusted Segment EBITDA	$10	$53	$63	$59	$110
% Margin	8%	11%	10%	9%	14%

Fourth-quarter combined Western Hemisphere revenues of $621 million decreased 8% sequentially and 20% year-on-year. Excluding the impact of divestitures[1], combined revenues declined 8% sequentially and 17% year-on-year. In North America, fourth-quarter combined revenues of $357 million declined 7% sequentially, primarily within our Completions, Drilling and Evaluation and Well Construction businesses, as operators’ focus on cash flow translated into lower rig counts and less spending in the United States, particularly in the land market. Fourth-quarter combined revenues of $264 million in Latin America declined 10% sequentially, driven primarily by the aforementioned activity reductions in Argentina associated with the economic crisis and the impact of divestitures, which were partially offset by additional offshore activity in Mexico and Brazil.
Fourth-quarter combined adjusted segment EBITDA of $63 million increased $4 million sequentially and associated margins of 10% increased by 140 basis points. Favorable product mix and reductions in field operating expenses drove the sequential growth, which were partially offset by activity reductions in Argentina.
Eastern Hemisphere

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Quarter	Quarter
	12/14/19 to	10/01/19 to	Combined	Ended	Ended
($ in Millions)	12/31/19	12/13/19	Results	09/30/19	12/31/18
Revenues:
Middle East, North Africa & Asia	$88	$298	$386	$377	$397
Europe, SSA & Russia	52	187	239	262	256
Total Revenues	$140	$485	$625	$639	$653

Adjusted Segment EBITDA	$30	$84	$114	$144	$128
% Margin	21%	17%	18%	23%	20%

Fourth-quarter combined Eastern Hemisphere revenues of $625 million decreased 2% sequentially and 4% year-on-year. Excluding the impact of divestitures[1], combined revenues declined 2% sequentially and grew 4% year-on-year. Fourth-quarter combined revenues in Middle East, North Africa and Asia of $386 million grew 2% sequentially, due to increased Completions and Production product sales. Fourth-quarter combined revenues in Europe, Sub Saharan Africa, and Russia of $239 million declined 9% sequentially, primarily due to product sales in Europe that did not repeat in the fourth quarter, as well as seasonal activity reductions in Russia.
Fourth-quarter combined adjusted segment EBITDA of $114 million declined $30 million sequentially and associated margins of 18% declined 430 basis points versus the third quarter of 2019. The sequential decline primarily resulted from the non-recurrence of product sales in Europe, unfavorable fall-through associated with seasonal activity reductions in the North Sea and Russia, and divestiture costs associated with our Land Rigs in the Middle East.
Customer & Technology Highlights

•
Weatherford was awarded a $220-million contract with ADNOC to deliver directional drilling services with our Magnus® rotary steerable system. We also received awards for fishing services and a five-year award for casing-handling and tubular running services. These contract wins are a testament to our focus on the critical Middle East region and the drilling services award leads us into the next phase of international growth for Magnus.

•
Weatherford secured a $187-million contract extension to provide integrated services for shallow-water operations in Mexico. The operator extended the contract due to the superior performance and value Weatherford delivered through reductions in drilling times and other efficiencies.

•
Weatherford signed its largest-ever contract for ultra-deepwater safety valves with Brazilian-based multinational corporation Petróleo Brasileiro S.A., more commonly known as Petrobras. Weatherford will deliver 24 Optimax™ deep-set safety valves in the next four years.

•
Weatherford deployed the Vero™ conventional system to run a 300-connection completion for an operator in Oman. The system delivered a 25% overall improvement in operational efficiency, zero rejected joints, and reduced personnel on board the rig. This operation demonstrates how Weatherford is embedding digitization within its market-leading products and services to help customers achieve their goals of increasing safety, reliability, and cash flows.

•
Weatherford introduced the Magnus® 950 and Magnus® 1100 rotary steerable solution to several international markets.  These large-sized tools are fundamental to expanding our market share in large-diameter drilling in the Middle East as well as offshore markets, important markets for us going forward. For example, Weatherford recently deployed Magnus® 1100 in Kuwait for deep drilling operations, where it completed a section with a record rate of penetration (ROP) and 12 hours faster than the previous record. In another operation, we recently deployed the Magnus® 950 offshore in Mexico where we drilled a section 10 days faster than the previous best well in the field.

•
In the U.S., the AlphaST™ single-trip openhole cement and sidetrack system saved an operator 29 hours of rig time. After three unsuccessful attempts to sidetrack off a cement plug, the customer called Weatherford to deliver a whipstock system with single-trip openhole sidetrack capabilities to mitigate re-drilling the hole section and complete the well without further delays and incremental well costs.

•
The Company saved a large Middle East operator 18 days of rig time by using managed pressure drilling (MPD) to achieve a high ROP while drilling in tight-gas reservoirs. Bolstered by multiple other MPD successes in the market, this achievement helps enable future growth in this essential market for us.

•
Weatherford received multiple awards during the quarter, including three “Best of the Year” awards from World Oil for Best Completion Technology (TR1P™ single-trip completion system), Best Production Technology (Centrifugal Jet Pumps), and Best Digital Transformation Technology (ForeSite® Edge), two Spotlight on New Technology® awards from OTC Asia (Victus™ Intelligent MPD and Magnus® Rotary Steerable System), and multiple Lantern awards including Best in Oil and Gas (Victus™ MPD) and numerous business marketing awards.

About Weatherford
Weatherford is the leading wellbore and production solutions company. Operating in more than 80 countries, the Company answers the challenges of the energy industry with its global talent network of 24,000 team members and 610 locations, which include service, research and development, training, and manufacturing facilities. Visit https://www.weatherford.com/ for more information or connect on LinkedIn, Facebook, Twitter, Instagram, or YouTube.
Conference Call Details
Weatherford will host a conference call on Monday, March 16, 2020, to discuss the results for the fourth quarter and full year ending December 31, 2019. The conference call is scheduled to begin at 8:30 a.m. Eastern Time (7:30 a.m. Central Time).
Listeners can access the conference call at https://www.weatherford.com/en/investor-relations/conference-call-details/ or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Listeners should log in or dial in approximately 10 minutes prior to the start of the call.
A telephonic replay of the conference call will be available until March 26, 2020, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 10139185.
Contact
Sebastian Pellizzer
Senior Director, Investor Relations
+1 713-836-6777
investor.relations@weatherford.com

###

Forward-Looking Statements
This news release contains forward-looking statements concerning, among other things, the Company’s quarterly and full-year non-GAAP earnings (loss) per share, effective tax rate, net debt, forecasts or expectations regarding business outlook, and capital expenditures, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the macroeconomic outlook for the oil and gas industry, realization of additional cost savings and operational efficiencies and potential logistical issues and business interruptions associated with COVID-19. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Weatherford International plc
Quarterly Condensed Consolidated Statements of Operations (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Quarter	Quarter
	12/14/19 to	10/1/19 to	Combined	Ended	Ended
	12/31/19	12/13/19	Results	09/30/19	12/31/18
Revenues:
Western Hemisphere	$121	$500	$621	$675	$776
Eastern Hemisphere	140	485	625	639	653
Total Revenues	261	985	1,246	1,314	1,429

Operating Income (Loss):
Western Hemisphere	(4)	19	15	15	56
Eastern Hemisphere	10	30	40	56	46
Segment Operating Income	6	49	55	71	102
Corporate Expenses	(5)	(23)	(28)	(31)	(29)
Goodwill Impairment	—	—	—	(399)	(1,917)
Restructuring Charges	—	(96)	(96)	(53)	(36)
Gain on Sale of Operational Assets	—	—	—	15	—
Other Charges, Net	—	(246)	(246)	(50)	(79)
Total Operating Income (Loss)	1	(316)	(315)	(447)	(1,959)

Other Income (Expense):
Reorganization Items	(4)	5,692	5,688	(303)	—
Interest Expense, Net	(12)	(21)	(33)	(26)	(157)
Other Non-Operating Expenses, Net	—	(8)	(8)	(8)	(26)
Net Income (Loss) Before Income Taxes	(15)	5,347	5,332	(784)	(2,142)
Income Tax (Provision) Benefit	(9)	(59)	(68)	(31)	46
Net Income (Loss)	(24)	5,288	5,264	(815)	(2,096)
Net Income Attributable to Noncontrolling Interests	2	9	11	6	7
Net Income (Loss) Attributable to Weatherford	$(26)	$5,279	$5,253	$(821)	$(2,103)

Income (Loss) Per Share Attributable to Weatherford:
Basic and Diluted	$(0.37)	$5.26	n/a	$(0.82)	$(2.10)

Weighted Average Shares Outstanding:
Basic and Diluted	70	1,004	n/a	1,004	1,001

Weatherford International plc
Full Year Condensed Consolidated Statements of Operations (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Year
	12/14/19 to	01/01/19 to	Combined	Ended
	12/31/19	12/13/19	Results	12/31/18
Revenues:
Western Hemisphere	$121	$2,620	$2,741	$3,063
Eastern Hemisphere	140	2,334	2,474	2,681
Total Revenues	261	4,954	5,215	5,744

Operating Income (Loss):
Western Hemisphere	(4)	54	50	208
Eastern Hemisphere	10	134	144	119
Segment Operating Income	6	188	194	327
Corporate Expenses	(5)	(118)	(123)	(130)
Goodwill Impairment	—	(730)	(730)	(1,917)
Restructuring Charges	—	(189)	(189)	(126)
Prepetition Charges	—	(86)	(86)	—
Gain on Sale of Operational Assets	—	15	15	—
Other Charges, Net*	—	(262)	(262)	(238)
Total Operating Income (Loss)	1	(1,182)	(1,181)	(2,084)

Other Income (Expense):
Reorganization Items	(4)	5,389	5,385	—
Interest Expense, Net	(12)	(362)	(374)	(614)
Other Non-operating Expenses, Net	—	(26)	(26)	(59)
Net Income (Loss) Before Income Taxes	(15)	3,819	3,804	(2,757)
Income Tax Provision	(9)	(135)	(144)	(34)
Net Income (Loss)	(24)	3,684	3,660	(2,791)
Net Income Attributable to Noncontrolling Interests	2	23	25	20
Net Income (Loss) Attributable to Weatherford	$(26)	$3,661	$3,635	$(2,811)

Earnings (Loss) Per Share Attributable to Weatherford:
Basic and Diluted	$(0.37)	$3.65	n/a	$(2.82)

Weighted Average Shares Outstanding:
Basic and Diluted	70	1,004	n/a	997

* Includes the gain on sale of businesses for land drilling rigs, reservoir solutions and surface logging.

Weatherford International plc
Selected Balance Sheet Data (Unaudited)
($ in Millions)

	Successor	Predecessor
	12/31/19	09/30/19	06/30/19	03/31/19	12/31/18
Assets:
Cash and Cash Equivalents	$618	$676	$618	$598	$602
Restricted Cash	182	374	—	—	—
Accounts Receivable, Net	1,241	1,277	1,226	1,154	1,130
Inventories, Net	972	1,126	1,081	1,050	1,025

Property, Plant and Equipment, Net	2,122	1,881	1,984	1,994	2,086
Goodwill	239	—	403	504	713
Intangibles, Net	1,114	176	191	203	213

Liabilities:
Accounts Payable	585	627	735	746	732
Short-term Borrowings and Current Portion of Long-term Debt	13	1,706	930	612	383
Long-term Debt	2,151	59	7,366	7,606	7,605

Liabilities Subject to Compromise	—	7,634	—	—	—

Shareholders’ Equity / (Deficiency):
Total Shareholders’ Equity / (Deficiency)	2,916	(5,224)	(4,389)	(4,106)	(3,666)

Components of Net Debt[1]:
Short-term Borrowings and Current Portion of Long-term Debt	13	1,706	930	612	383
Long-term Debt	2,151	59	7,366	7,606	7,605
Liabilities Subject to Compromise Excluding Accrued Interest[2]	—	7,427	—	—	—
Less: Cash and Cash Equivalents	618	676	618	598	602
Less: Restricted Cash	182	374	—	—	—
Net Debt[1]	1,364	8,142	7,678	7,620	7,386

[1] Net debt is a non-GAAP measure calculated as total short- and long-term debt, plus liabilities subject to compromise excluding accrued interest, less cash and cash equivalents and restricted cash.
[2] Liabilities subject to compromise excluding accrued interest represents the prepetition principal balance on the Predecessor’s unsecured Senior and Exchangeable Senior Notes minus the related unpaid accrued interest as of the Petition Date.

Weatherford International plc
Selected Cash Flows Information (Unaudited)
($ in Millions)

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Year
	12/14/19 to	01/01/2019 to	Combined	Ended
	12/31/2019	12/13/2019	Results	12/31/18
Cash Flows From Operating Activities:
Net Income (Loss)	$(24)	$3,684	$3,660	$(2,791)
Adjustments to Reconcile Net Income (Loss) to Net Cash Used in Operating Activities:
Depreciation and Amortization	34	447	481	556
Goodwill Impairment	—	730	730	1,917
Gain on Settlement of Liabilities Subject to Compromise	—	(4,297)	(4,297)	—
Reorganization Items	—	(1,161)	(1,161)	—
Impairments, Write-Downs and Other	—	270	270	320
Working Capital (a)	(25)	(422)	(447)	(74)
Other Operating Activities	76	2	78	(170)
Total Cash Flows Provided By (Used In) Operating Activities	61	(747)	(686)	(242)

Cash Flows From Investing Activities:
Capital Expenditures for Property, Plant and Equipment (including Acquisition of Assets Held for Sale)	(20)	(250)	(270)	(217)
Proceeds from Disposition of Assets	—	84	84	106
Proceeds (Payment) from Disposition of Businesses and Investments	7	328	335	257
Other Investing Activities	(1)	(13)	(14)	(24)
Net Cash Provided by (Used in) Investing Activities	(14)	149	135	122

Cash Flows From Financing Activities:
Borrowings of Long-term Debt	—	1,600	1,600	586
Repayments of Long-term Debt	(1)	(318)	(319)	(502)
Borrowings (Repayments) of Short-term Debt, Net	(1)	(347)	(348)	158
Debtor in Possession Financing Fees and Payments on Backstop Agreement	—	(137)	(137)	—
Other Financing Activities, Net	—	(49)	(49)	(74)
Net Cash Provided by (Used In) Financing Activities	$(2)	$749	$747	$168

(a)	Working capital is defined as the cash changes in accounts receivable plus inventory less accounts payable.

Weatherford International plc
Quarterly Selected Statements of Operations Information (Unaudited)
($ in Millions)

	Successor	Predecessor		Predecessor Quarters Ended
	Period From	Period From	Non-GAAP
	12/14/19 to	10/01/19 to	Combined
	12/31/19	12/13/19	Results	09/30/19	06/30/19	03/31/19	12/31/18
Revenues
Western Hemisphere	$121	$500	$621	$675	$719	$726	$776
Eastern Hemisphere	140	485	625	639	590	620	653
Total Revenues	$261	$985	$1,246	$1,314	$1,309	$1,346	$1,429

Adjusted EBITDA
Western Hemisphere	$10	$53	$63	$59	$56	$57	$110
Eastern Hemisphere	30	84	114	144	98	92	128
Adjusted Segment EBITDA(a)	40	137	177	203	154	149	238
Corporate and Other	(5)	(21)	(26)	(30)	(31)	(29)	(28)
Total Adjusted EBITDA	$35	$116	$151	$173	$123	$120	$210

Operating Income (Loss)
Western Hemisphere	$(4)	$19	$15	$15	$11	$9	$56
Eastern Hemisphere	10	30	40	56	28	20	46
Segment Operating Income	6	49	55	71	39	29	102
Corporate Expenses	(5)	(23)	(28)	(31)	(32)	(32)	(29)
Goodwill Impairment	—	—	—	(399)	(102)	(229)	(1,917)
Restructuring Charges	—	(96)	(96)	(53)	(20)	(20)	(36)
Prepetition Charges	—	—	—	—	(76)	(10)	—
Gain on Sale of Operational Assets	—	—	—	15	—	—	—
Other Charges	—	(246)	(246)	(50)	73	(39)	(79)
Total Operating Income (Loss)	$1	$(316)	$(315)	$(447)	$(118)	$(301)	$(1,959)

Depreciation and Amortization
Western Hemisphere	$14	$34	$48	$44	$45	$48	$54
Eastern Hemisphere	20	54	74	73	70	72	82
Corporate	—	2	2	1	1	3	1
Total Depreciation and Amortization	$34	$90	$124	$118	$116	$123	$137

Product Line (b) Revenues
Production	$82	$298	$380	$392	$382	$399	$401
Completion	66	225	291	286	303	306	314
Drilling and Evaluation	57	226	283	320	311	336	369
Well Construction	56	236	292	316	313	305	345
Total Product Line Revenues	$261	$985	$1,246	$1,314	$1,309	$1,346	$1,429

(a)	Includes the $15 million gain on sale operational asset in the third quarter of 2019.

(b)
Production includes Artificial Lift Systems, Stimulation and Testing and Production Services. Completions includes Completion Systems, Liner Systems and Cementing Products. Drilling and Evaluation includes Drilling Services, Managed Pressure Drilling, Surface Logging Systems, Wireline Services and Reservoir Solutions. Well Construction includes Tubular Running Services, Intervention Services, Drilling Tools and Rental Equipment and Land Drilling Rigs.

Weatherford International plc
Full Year Selected Statements of Operations Information (Unaudited)
($ in Millions)

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Year
	12/14/19 to	01/01/19 to	Combined	Ended
	12/31/19	12/13/19	Results	12/31/18
Revenues
Western Hemisphere	$121	$2,620	$2,741	$3,063
Eastern Hemisphere	140	2,334	2,474	2,681
Total Revenues	$261	$4,954	$5,215	$5,744

Adjusted EBITDA
Western Hemisphere	$10	$225	$235	$424
Eastern Hemisphere	30	418	448	452
Adjusted Segment EBITDA (a)	40	643	683	876
Corporate and Other	(5)	(111)	(116)	(123)
Total Adjusted EBITDA	$35	$532	$567	$753

Operating Income (Loss)
Western Hemisphere	$(4)	$54	$50	$208
Eastern Hemisphere	10	134	144	119
Segment Operating Income	6	188	194	327
Corporate Expenses	(5)	(118)	(123)	(130)
Goodwill Impairment	—	(730)	(730)	(1,917)
Restructuring Charges	—	(189)	(189)	(126)
Prepetition Charges	—	(86)	(86)	—
Gain on Sale of Operational Assets	—	15	15	—
Other Charges	—	(262)	(262)	(238)
Total Operating Income (Loss)	$1	$(1,182)	$(1,181)	$(2,084)

Depreciation and Amortization
Western Hemisphere	$14	$171	$185	$216
Eastern Hemisphere	20	269	289	333
Corporate	—	7	7	7
Total Depreciation and Amortization	$34	$447	$481	$556

Product Line (b) Revenues
Production	$82	$1,471	$1,553	$1,559
Completion	66	1,120	1,186	1,214
Drilling and Evaluation	57	1,193	1,250	1,425
Well Construction	56	1,170	1,226	1,546
Total Product Line Revenues	$261	$4,954	$5,215	$5,744

(a)	Includes the $15 million gain on sale operational asset in the third quarter of 2019.

(b)
Production includes Artificial Lift Systems, Stimulation and Testing and Production Services. Completions includes Completion Systems, Liner Systems and Cementing Products. Drilling and Evaluation includes Drilling Services, Managed Pressure Drilling, Surface Logging Systems, Wireline Services and Reservoir Solutions. Well Construction includes Tubular Running Services, Intervention Services, Drilling Tools and Rental Equipment and Land Drilling Rigs.

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP financial measures and ratios (as defined under the SEC’s Regulation G and Item 10(e) of Regulation S-K) may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies. The non-GAAP amounts shown in the following tables should not be considered as substitutes for operating income, provision for income taxes, net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.

Weatherford International plc
Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor	Predecessor		Predecessor Quarters Ended
	Period From	Period From	Non-GAAP
	12/14/19 to	10/1/19 to	Combined
	12/31/19	12/13/19	Results	09/30/19	06/30/19	03/31/19	12/31/18
Operating Income (Loss):
GAAP Operating Income (Loss)	$1	$(316)	$(315)	$(447)	$(118)	$(301)	$(1,959)
Goodwill Impairment (a)	—	—	—	399	102	229	1,917
Restructuring Charges (b)	—	96	96	53	20	20	36
Asset Write-Downs and Other (c) (d)	—	254	254	42	41	37	79
Prepetition Charges	—	—	—	—	76	10	—
Gain on Sale of Operational Assets	—	—	—	(15)	—	—	—
(Gain) Loss on Sale of Business	—	(8)	(8)	8	(114)	2	—
Operating Non-GAAP Adjustments	—	342	342	487	125	298	2,032
Non-GAAP Adjusted Operating Income	$1	$26	$27	$40	$7	$(3)	$73

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$(15)	$5,347	$5,332	$(784)	$(279)	$(465)	$(2,142)
Operating Non-GAAP Adjustments	—	342	342	487	125	298	2,032
Reorganization Items (e)	4	(5,692)	(5,688)	303	—	—	—
Other Non-Operating Expenses (f)	—	—	—	—	—	—	1
Non-GAAP Adjustments Before Taxes	4	(5,350)	(5,346)	790	125	298	2,033
Non-GAAP Loss Before Income Taxes	$(11)	$(3)	$(14)	$6	$(154)	$(167)	$(109)

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	(9)	$(59)	$(68)	$(31)	$(33)	$(12)	$46
Tax Effect on Non-GAAP Adjustments	—	24	24	(4)	2	(8)	(70)
Non-GAAP Provision for Income Taxes	$(9)	$(35)	$(44)	$(35)	$(31)	$(20)	$(24)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$(26)	$5,279	$5,253	$(821)	$(316)	$(481)	$(2,103)
Non-GAAP Adjustments, net of tax	4	(5,326)	(5,322)	786	127	290	1,963
Non-GAAP Net Loss	$(22)	$(47)	$(69)	$(35)	$(189)	$(191)	$(140)

Diluted Income (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Income (Loss) per Share	$(0.37)	$5.26	n/a	$(0.82)	$(0.31)	$(0.48)	$(2.10)
Non-GAAP Adjustments, net of tax	0.06	(5.31)	n/a	0.79	0.12	0.29	1.96
Non-GAAP Diluted Loss per Share	$(0.31)	$(0.05)	n/a	$(0.03)	$(0.19)	$(0.19)	$(0.14)

GAAP Effective Tax Rate (g)	(60)%	1%	1%	(4)%	(11)%	(3)%	2%
Non-GAAP Effective Tax Rate (h)	(82)%	(1,167)%	(314)%	(583)%	(20)%	(12)%	(23)%

(a)	Represents goodwill impairment after a fair value assessment of our business and assets for the periods presented.

(b)	Represents restructuring, facility consolidation and severance costs for the periods presented.

(c)	The fourth quarter of 2018 primarily included asset write-downs related to land drilling rigs held for sale, partially offset by gains on property sales.

(d)	Primarily included asset write-downs and inventory charges, partially offset by a gain on purchase of a joint venture remaining interest.

(e)
Primarily from the gain on settlement of liabilities subject to compromise and fresh start valuation adjustments in the fourth quarter of 2019 and unamortized debt issuance and other fees in the third quarter of 2019.

(f)	Represents bond tender premium on redemption of senior notes, currency devaluations on the Angolan kwanza and warrant valuation adjustments.

(g)	GAAP Effective Tax Rate is the GAAP provision for income taxes divided by GAAP income before income taxes and calculated in thousands.

(h)	Non-GAAP Effective Tax Rate is the Non-GAAP provision for income taxes divided by Non-GAAP income before income taxes and calculated in thousands.

Weatherford International plc
Full Year Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Year
	12/14/19 to	01/01/19 to	Combined	Ended
	12/31/19	12/13/19	Results	12/31/18
Operating Income (Loss):
GAAP Operating Income (Loss)	$1	$(1,182)	$(1,181)	$(2,084)
Goodwill Impairment (a)	—	730	730	1,917
Restructuring Charges (b)	—	189	189	126
Asset Write-Downs and Other (c) (d)	—	374	374	238
Prepetition Charges	—	86	86	—
Gain on Sale of Operational Assets	—	(15)	(15)	—
(Gain) Loss on Sale of Business	—	(112)	(112)	—
Operating Non-GAAP Adjustments	—	1,252	1,252	2,281
Non-GAAP Adjusted Operating Income	$1	$70	$71	$197

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$(15)	$3,819	$3,804	$(2,757)
Operating Non-GAAP Adjustments	—	1,252	1,252	2,281
Reorganization Items (e)	4	(5,389)	(5,385)	—
Other Non-Operating Expenses (f)	—	—	—	13
Non-GAAP Adjustments Before Taxes	4	(4,137)	(4,133)	2,294
Non-GAAP Loss Before Income Taxes	$(11)	$(318)	$(329)	$(463)

Provision for Income Taxes:
GAAP Provision for Income Taxes	(9)	$(135)	$(144)	$(34)
Tax Effect on Non-GAAP Adjustments	—	14	14	(70)
Non-GAAP Provision for Income Taxes	$(9)	$(121)	$(130)	$(104)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$(26)	$3,661	$3,635	$(2,811)
Non-GAAP Adjustments, net of tax	4	(4,123)	(4,119)	2,224
Non-GAAP Net Loss	$(22)	$(462)	$(484)	$(587)

Diluted Income (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Income (Loss) per Share	$(0.37)	$3.65	n/a	$(2.82)
Non-GAAP Adjustments, net of tax	0.06	(4.11)	n/a	2.23
Non-GAAP Diluted Loss per Share	$(0.31)	$(0.46)	n/a	$(0.59)

GAAP Effective Tax Rate (g)	(60)%	3%	3%	(1)%
Non-GAAP Effective Tax Rate (h)	(82)%	(38)%	(40)%	(23)%

(a)	Represents goodwill impairment after a fair value assessment of our business and assets for the periods presented.

(b)	Represents restructuring, facility consolidation and severance costs for the periods presented.

(c)	The fourth quarter of 2018 primarily included asset write-downs related to land drilling rigs held for sale, partially offset by gains on property sales.

(d)	Primarily included asset write-downs and inventory charges, partially offset by a gain on purchase of a joint venture remaining interest.

(e)
Primarily from the gain on settlement of liabilities subject to compromise and fresh start valuation adjustments in the fourth quarter of 2019 and unamortized debt issuance and other fees in the third quarter of 2019.

(f)	Represents bond tender premium on redemption of senior notes, currency devaluations on the Angolan kwanza and warrant valuation adjustments.

(g)	GAAP Effective Tax Rate is the GAAP provision for income taxes divided by GAAP income before income taxes and calculated in thousands.

(h)	Non-GAAP Effective Tax Rate is the Non-GAAP provision for income taxes divided by Non-GAAP income before income taxes and calculated in thousands.

Weatherford International plc
Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures - EBITDA (Unaudited)
($ in Millions)

	Successor	Predecessor		Predecessor Quarters Ended
	Period From	Period From	Non-GAAP
	12/14/19 to	10/1/19 to	Combined
	12/31/19	12/13/19	Results	09/30/19	06/30/19	03/31/19	12/31/18

Net Income (Loss) Attributable to Weatherford	$(26)	$5,279	$5,253	$(821)	$(316)	$(481)	$(2,103)
Net Income Attributable to Noncontrolling Interests	2	9	11	6	4	4	7
Net Income (Loss )	(24)	5,288	5,264	(815)	(312)	(477)	(2,096)
Interest Expense, Net	12	21	33	26	160	155	157
Income Tax Provision (Benefit)	9	59	68	31	33	12	(46)
Depreciation and Amortization	34	90	124	118	116	123	137
EBITDA	31	5,458	5,489	(640)	(3)	(187)	(1,848)

Other (Income) Expense Adjustments:
Reorganization Items	4	(5,692)	(5,688)	303	—	—	—
Goodwill Impairment	—	—	—	399	102	229	1,917
Asset Write-Downs and Other	—	254	254	42	41	37	79
Restructuring Charges	—	96	96	53	20	20	36
Prepetition Charges	—	—	—	—	76	10	—
(Gain) Loss on Sale of Business	—	(8)	(8)	8	(114)	2	—
Other Non-Operating Expenses	—	—	—	—	—	—	1
Other Expense, Net	—	8	8	8	1	9	25
Adjusted EBITDA	$35	$116	$151	$173	$123	$120	$210

Weatherford International plc
Full Year Reconciliation of GAAP to Non-GAAP Financial Measures - EBITDA (Unaudited)
($ in Millions)

	Successor	Predecessor		Predecessor
	Period From	Period From	Non-GAAP	Year
	12/14/19 to	01/01/19 to	Combined	Ended
	12/31/19	12/13/19	Results	12/31/18

Net Income (Loss) Attributable to Weatherford	$(26)	$3,661	$3,635	$(2,811)
Net Income Attributable to Noncontrolling Interests	2	23	25	20
Net Income (Loss)	(24)	3,684	3,660	(2,791)
Interest Expense, Net	12	362	374	614
Income Tax Provision	9	135	144	34
Depreciation and Amortization	34	447	481	556
EBITDA	31	4,628	4,659	(1,587)

Other (Income) Expense Adjustments:
Reorganization Items	4	(5,389)	(5,385)	—
Goodwill Impairment	—	730	730	1,917
Asset Write-Downs and Other	—	374	374	238
Restructuring Charges	—	189	189	126
Prepetition Charges	—	86	86	—
(Gain) on Sale of Business	—	(112)	(112)	—
Other Non-Operating Expenses	—	—	—	13
Other Expense, Net	—	26	26	46
Adjusted EBITDA	$35	$532	$567	$753